Exhibit 1(p)

BLACKROCK LARGE CAP SERIES FUNDS, INC.

ARTICLES SUPPLEMENTARY

BLACKROCK LARGE CAP SERIES FUNDS, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation is registered as an open-ended company under the Investment Company Act of 1940, as amended, with the authority to issue Eleven Billion Six Hundred Fifty Million (11,650,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock Advantage Large Cap Core Fund
Institutional Common Stock	400,000,000
Investor A Common Stock	300,000,000
Investor C Common Stock	400,000,000
Class R Common Stock	200,000,000
Service Common Stock	50,000,000
Class K Common Stock	2,000,000,000
BlackRock Large Cap Focus Growth Fund
Institutional Common Stock	100,000,000
Investor A Common Stock	100,000,000
Investor C Common Stock	100,000,000
Class R Common Stock	200,000,000
Service Common Stock	50,000,000
Class K Common Stock	2,000,000,000
BlackRock Advantage Large Cap Value Fund
Institutional Common Stock	400,000,000
Investor A Common Stock	400,000,000
Investor C Common Stock	400,000,000
Class R Common Stock	200,000,000
Service Common Stock	50,000,000
Class K Common Stock	2,000,000,000
BlackRock Event Driven Equity Fund
Institutional Common Stock	600,000,000
Investor A Common Stock	300,000,000
Investor C Common Stock	400,000,000

Total: 10,650,000,000

The remainder of the authorized capital stock of the Corporation, One Billion (1,000,000,000) shares, is not designated or classified as to any class or series. All shares of capital stock of the Corporation will have a par value of Ten Cents ($0.10) per share and an aggregate par value of One Billion One Hundred Sixty-Five Million Dollars ($1,165,000,000).

SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s charter, the Board of Directors hereby reclassifies all of the authorized but unissued shares of stock of the BlackRock Large Cap Focus Growth Fund as shares of the Corporation’s common stock, without designation as to class or series.

THIRD: After the reclassification of authorized but unissued shares of capital stock of the Corporation as set forth herein, the Corporation will have the authority to issue Eleven Billion Six Hundred Fifty Million (11,650,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock Advantage Large Cap Core Fund
Institutional Common Stock	400,000,000
Investor A Common Stock	300,000,000
Investor C Common Stock	400,000,000
Class R Common Stock	200,000,000
Service Common Stock	50,000,000
Class K Common Stock	2,000,000,000
BlackRock Advantage Large Cap Value Fund
Institutional Common Stock	400,000,000
Investor A Common Stock	400,000,000
Investor C Common Stock	400,000,000
Class R Common Stock	200,000,000
Service Common Stock	50,000,000
Class K Common Stock	2,000,000,000
BlackRock Event Driven Equity Fund
Institutional Common Stock	600,000,000
Investor A Common Stock	300,000,000
Investor C Common Stock	400,000,000

Total: 8,100,000,000

The remainder of the authorized capital stock of the Corporation, Three Billion Five Hundred Fifty Million (3,550,000,000) shares, is not designated or classified as to any class or series. All shares of capital stock of the Corporation will have a par value of Ten Cents ($0.10) per share and an aggregate par value of One Billion One Hundred Sixty-Five Million Dollars ($1,165,000,000).

FOURTH: All of the shares of the Corporation’s capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation’s charter.

FIFTH: These Articles Supplementary shall be effective as of the 9th day of December, 2019.

[signatures on the next page]

IN WITNESS WHEREOF, BLACKROCK LARGE CAP SERIES FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information, and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 29th day of November 2019.

ATTEST:	BLACKROCK LARGE CAP SERIES FUNDS, INC.

/s/ Janey Ahn	By:	/s/ John M. Perlowski
Janey Ahn		John M. Perlowski
Secretary		President and Chief Executive Officer

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